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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We have issued our reports dated March 15, 2005, accompanying the consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Hanover Capital Mortgage Holdings, Inc. on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-84290 and 333-99483 on Form S-8 and No. 333-112914 on Form S-3).


/S/GRANT THORNTON LLP

New York, New York
March 24, 2005